EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. sec. 1350, the undersigned officer of Paladin Realty Income Properties, Inc. (“Paladin”), hereby certifies that Paladin’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Paladin.

Date: April 2, 2007

/s/ James R. Worms
James R. Worms
Chief Executive Officer
(Principal Executive Officer)